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                                                                   EXHIBIT 24.1

                               MLC HOLDINGS, INC.

                               Power of Attorney

                        Form S-8 Registration Statement

         KNOWN BY ALL THESE PRESENTS, that the undersigned directors and officers of MLC Holdings, Inc., a Delaware corporation, constitute and appoint Phillip G. Norton and Bruce M. Bowen, and either of them, their true and lawful agents and attorneys-in-fact of the undersigned with full power and authority in said agents and attorneys-in-fact, and in any one or more of them, to sign for the undersigned in their respective names as directors and officers of MLC Holdings, Inc., the Form S-8 Registration Statement and all amendments or supplements thereto relating to the issuance of 155,000 shares of Common Stock to be filed with the Securities and Exchange Commission under the Securities Act of 1933. We hereby confirm all acts taken by such agents and attorneys-in-fact, or any one or more of them, as herein authorized.

Dated: February 5, 1997

                                               /s/ TERRENCE O'DONNELL
                                                   ------------------------
                                                   TERRENCE O'DONNELL